EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of North American Scientific, Inc. of our report dated January 25, 2008 relating to our audit of the consolidated financial statements and the financial statement schedule, which appear in the Annual Report on Form 10-K of North American Scientific, Inc. for the year ended October 31, 2007.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SINGERLEWAK LLP

Los Angeles, California
July 16, 2008